UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2007

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As decided by its Board of Directors on August 17, 2007, Westlake Chemical Corporation (the “Company”) determined to change the cash compensation of the Company’s non-management directors and to grant awards of stock options and restricted stock to such directors, as follows:

Compensation of Non-Management Directors

Name	Annual Cash Compensation (effective 10/1/07)	Stock Options (no. of shares)	Restricted Stock (no. of shares)
E. William Barnett	As Director: $55,000; As chair of Nominating and Governance Committee: $7,500	1,920	922

Robert T. Blakely	As director: $55,000; As chair of Audit Committee: $12,500	1,920	922

Dorothy C. Jenkins	$55,000	1,920	922

Max L. Lukens	As director: $55,000; As chair of Compensation Committee: $7,500	1,920	922

The awards of restricted stock and of stock options were made pursuant to the Company’s 2004 Omnibus Incentive Plan.

The exercise price of the stock options is $27.125, the average of the high and low trading prices of the Company’s common stock as reported on the New York Stock Exchange on August 17, 2007. The stock options are exercisable in equal installments of 25% on August 17, 2008, 2009, 2010, and 2011, respectively, and expire on August 17, 2017.

The shares of restricted stock will vest in installments of 1/3 each on August 17, 2008, 2009, and 2010, respectively, subject to the grantee’s continuous position as a director of the Company. Holders of the shares of restricted stock will receive dividends and will have voting rights with respect to the unvested shares during the restricted period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: August 23, 2007

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